FOUNDATION CHARTER

     executed in accordance with Section 162 et seq. of the Commercial Code


                                    Founders

1.       Severoceske teplarny, a.s.
         Registered office: Most, J. Seiferta 2179 represented by the Chairman of the Board of Directors
         Mr. Josef Vanzura
         and the Member of the Board of Directors
         Mr. Pavel Sustacek
         ICO: 46708065
         DIC: 206-46708065
         (hereinafter only as "SCT")

         and

2.       City of Zatec
         namesti Svobody 1, 438 01 Zatec
         represented by the Mayor
         Mr. Ing.  Bohuslav Kunes
         ICO: 00265781
         (hereinafter only as the "City")


                                    Preamble

After the Company's foundation this Foundation Charter shall become an agreement of the shareholders of the joint stock company Zatecka teplarenska. Severoceske teplarny, a.s. with its registered office in Most, J. Seiferta 2179, acting through the Chairman of the Board of Directors, Mr. Josef Vanzura, and the City of Zatec, acting through the Mayor, Ing. Bohuslav Kunes, in accordance with their common coincident will, are founding, in a simultaneous way, a joint stock company without a call to subscribe shares, on the bellow mentioned day, month and year in accordance with this Foundation Charter.


                                    Article 1

         The Founders are founding a joint stock company (hereinafter only as the "Company") under the terms and conditions set by this Foundation Charter.


                                    Article 2

         The business name of the Company is: Zatecka teplarenska, akciova spolecnost.

         The abbreviation "akc. spol." or "a.s." can also be used as an amendment specifying the legal form of the Company.

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                                    Article 3

         The registered office of the Company is Zatec, Smetanovo namesti 333, 438 34.


                                    Article 4

         The company has been founded for an indefinite period of time.


                                    Article 5

         The Company's scope of business is as follows:

       - generation, distribution, purchase and sale of heat, hot service water and other related services,
       - manufacture,  repair and  installation of metering  devices,
       - trading - purchase  of goods to be sold and sale of goods,
       - maintenance of power equipment,
       - engineering/investor activity within the operational and economical field of the heating plant industry,
       - installation, repair and maintenance of stated electrical equipment.


                                    Article 6

         The Company's registered capital amounts 100,588,000 CZK (in words: one hundred million five hundred and eighty-eight thousand Czech crowns).

                                    Article 7

         The  Company's   registered  capital  has  been  divided  into  100,588
registered shares, each share having the nominal value 10,000 CZK.

                                    Article 8

1. The Founders have agreed to pay by themselves the whole registered capital of the Company, mentioned in Article 6, namely:

         a) SCT, a.s. subscribes a monetary contribution valued 34,200,000 CZK (in words: thirty-four hundred million two hundred thousand Czech crowns).

         b) The City subscribes a nonmonetary contribution valued 66,388,000 CZK (in words: sixty-six million three hundred and eighty-eight thousand Czech crowns), according to the Annex 1 of this Foundation Charter, assessed by an expert's opinion.





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2        The  contributions  mentioned  in  Subsection  1 will  be  paid  by the
         Founders as follows:

         a) SCT, a.s. shall pay the amount of 34,200,000 CZK in form of a monetary contribution as of the day of filing the application for recording the Company in the Commercial Register.

         b) The City shall pay the amount of 66,388,000 CZK in form of a nonmonetary contribution, namely by assets of the heat management of the City according to the Annex 1 of this Foundation Charter and to an expert's opinion.

3. Should one of the Founders decide to sell his contribution or its part, he is obliged to give a written proposal of preemption to the other Founder for buying his property share.

                                    Article 9

         After having been founded the Company shall issue its shares. SCT, a.s. shall receive 34,200 registered shares and the City shall receive 66,388 registered shares.

                                   Article 10

         The Founders have agreed upon the Company's Articles of Association, which after the execution of this Foundation Charter shall become its integral part. The Articles of Association specify the way of establishment a reserve fund upon the Company's incorporation in accordance with Section 217 subsection 1 of the Commercial Code.

                                   Article 11

         The contributions paid to a Founder, in accordance with Article 8, subsection 2, shall be administered by Severoceske teplarny, a.s., Most by the time of the Company's foundation.

                                   Article 12

         The following persons are authorized to act in the matter of the Company's record in the Commercial Register and at the Real Estate Register prior to its founding:

                  On behalf of SCT, a.s.:         Mr. Josef Vanzura
                  On behalf of City of Zatec:    Ing. Bohuslav Kunes

                  The following persons are authorized to act in other matters:
                  On behalf of SCT, a.s.:         Mr. Josef Vanzura
                  On behalf of City of Zatec:     Ing. Bohuslav Kunes









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                                   Article 13

         On signing this Foundation Charter a common meeting concerning the Founders' decision will take place in accordance with Section 172 of the Commercial Code.

                                   Article 14

         At the common meeting regarding the Company's foundation, the Founders will follow the provisions of Section 171 of the Commercial Code.

                                   Article 15

         All costs arising from preparations, the incorporation and foundation of the Company shall be the Company's expenses.

         An installation of the same information system that is used by SCT, a.s. for bookkeeping shall represent an integral part of the know-how given by SCT, a.s.

                                   Article 16

         The Founders have agreed upon the way of electing to the Company's bodies as follows:

1. SCT shall propose one candidate and the City two candidates into the Board of Directors.

2. SCT shall propose one candidate and the City of Zatec one candidate to the Supervisory Board and one shall be elected among the Company's employees.

         The Founders undertake to support these candidates at the elections.

                                   Article 17

         Provided any provision of this Foundation Charter is in discrepancy with generally obligatory regulations, the generally obligatory regulations are valid without this Foundation Charter ceasing to be valid.

                                   Article 18

This Foundation Charter has been executed in six counterparts; each Founder shall receive one counterpart, and two counterparts shall be filed in the Company's archives. Another counterpart shall be attached to the proposal of the Company's record in the Commercial Register, and one counterpart shall be sent to the Center of Securities.









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                                   Article 19

The Founders declare that they mutually discussed the contents of this Foundation Charter and that they arrived at a total coincidence. In witness whereof the Founders have executed the Foundation Charter before the authority to verify their signatures.

Annex 1: An expert opinion concerning the assets of the City of Zatec representing a nonmonetary contribution to Zatecka teplarenska a.s.



In Zatec, December 4, 1995

On behalf of Severoceske teplarny, a.s.             On behalf of City of Zatec


signature                                           signature, seal
         Josef Vanzura                              Ing.  Bohuslav Ku n e s
Chairman of the Board                                        Mayor



Seal
In accordance with    the    book     of
verifications, ref. 2008    195, I attest that
Josef Vanzura, birth No. 430608/102,
address Most, 5. kvetna 1512 set his name to this document. I identified him by means of his identity card. In Zatec December 4, 1995, nineteen ninety-five.

Seal: JUDr.  Ivana DEMUTOVA
notary in Zatec
signature

Seal
In accordance with the    book     of
verifications, ref. 2018 195, I attest that Ing. Bohuslav Kunes, address Zatec 2782, birth No. 420909/046 set his name to this document. I identified him by means of his identity card. In Zatec December 4, 1995, nineteen ninety-five.

Seal: JUDr.  Ivana DEMUTOVA
notary in Zatec
signature



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